Exhibit 99.2

December 2, 2024

The Board of Directors

Bancolombia S.A.

Carrera 48 # 26-85, Avenida Los Industriales

Medellín, Colombia

Re: Consent for Opinion Disclosure

SBI Banca De Inversión S.A. (“SBI”) hereby consents to (i) the inclusion of our opinion letter dated August 26, 2024 (the “Opinion”) as an annex to the prospectus that is being filed with the Securities and Exchange Commission (the “SEC”), which prospectus forms of a part of Bancolombia S.A.’s Registration Statement on Form F-4 (the “Registration Statement”) and (ii) the description of the Opinion and the references thereto in such prospectus.

By giving such consent, SBI does not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

SBI BANCA DE INVERSIÓN S.A.

By:	/s/ Alejandro Gómez
Name: Alejandro Gómez
Title: Partner and Managing Director